United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934

March 21, 2007
(Date of Report)

LogSearch, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-115053	09-0420135
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3632-13th Street S.W. Calgary, Alberta	T2T 3R1
(Address of principal executive offices)	(Zip Code)

(403) 689-3901
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As of March 21, 2007, LogSearch, Inc. (the “Registrant”), James Durward and Biao Tan entered into a stock purchase agreement (the “Stock Purchase Agreement”). There were no material relationships between the Registrant or its affiliates and any of the parties to the Stock Purchase Agreement, other than in respect of the Stock Purchase Agreement.

Pursuant to the terms and conditions of the Stock Purchase Agreement, Biao Tan (the “Buyer”) acquired from James Durward (the “Seller”) approximately 81% of the issued and outstanding shares of common stock of the Registrant (the “Transaction”). As of March 20, 2007, Mr. Durward, through an entity of which he is the President and deemed to be the beneficial owner, entered into an agreement with Mr. Tan whereby Mr. Durward sold approximately 4% of the issued and outstanding shares of common stock of the Registrant. In total Mr. Tan acquired approximately 85% of the issued and outstanding shares of common stock of the Registrant.

A copy of the Stock Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.01 Changes in Control of Registrant.

The Buyer acquired control of the Registrant on March 21, 2007. The Buyer acquired control by purchasing approximately 85% of the issued and outstanding shares of common stock of the Registrant directly from the Seller on the terms and conditions set forth in the Stock Purchase Agreement. The Buyer paid $316,460 for the shares of common stock acquired by him pursuant to the Stock Purchase Agreement. Mr. Tan used his personal funds to purchase the shares.

Each share of common stock is entitled to one vote on all matters upon which such shares can vote. All shares of common stock are equal to each other with respect to the election of directors and cumulative voting is not permitted. There are no preemptive rights. In the event of liquidation or dissolution, holders of common stock are entitled to receive, pro rata, the assets remaining, after creditors, and holders of any class of stock having liquidation rights senior to holders of shares of common stock, have been paid in full. All shares of common stock are entitled to such dividends as the board of directors of the Registrant (the “Board of Directors”) may declare from time to time. There are no provisions in the articles of incorporation or bylaws that would delay, defer or prevent a change of control. The Registrant does not have any other classes of issued and outstanding capital stock.

Immediately prior to the closing of the Transaction, James Durward and Daryl Cozac served as members of the Board of Directors. Pursuant to the terms and conditions set forth in the Stock Purchase Agreement, immediately following the closing of the Transaction, (1) the Buyer was appointed to the Board of Directors, (2) James Durward tendered an undated resignation from the Board of Directors, with the understanding that such resignation would be accepted at a future date, to be determined by the Buyer, after the closing of the Transaction, (3) Daryl Cozac tendered a resignation from the Board of Directors and as an officer of the Registrant, and (4) the parties agreed to appoint the Buyer to the Board of Directors at a future date to be determined by the Buyer.

The Registrant was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (17 CFR 240.12b-2)) immediately before the change in control effected by the Transaction. Accordingly, pursuant to the requirements of Item 5.01(a)(8) of Current Report on Form 8-K, set forth below is the information that would be required if the Registrant were filing a general form for registration of securities on Form 10-SB (17 CFR 249.210b) under the Exchange Act, reflecting the Registrant’s common stock, which is the only class of its securities subject to the reporting requirements of Section 13 (15 U.S.C. 78m) or Section 15(d) (15 U.S.C. 78o(d)) of the Exchange Act upon consummation of the change in control, with such information reflecting the Registrant and its securities upon consummation of the Transaction.

Pursuant to Item 5.01(a)(8) of Current Report on Form 8-K, the information contained in Items 1, 2 and 3 of Part I; Items 5, 6, 7 and 8 of Part II; and Item 13 of Part III of the Registrant’s Annual Report on Form 10-KSB for the fiscal year ended October 31, 2006, as well as the information contained in Items 1 and 2 of Part I and Items 1, 2 and 6 of Part II of the Registrant’s Quarterly Report on Form 10-QSB for the quarter ended January 31, 2007, is hereby incorporated by reference into this Current Report on Form 8-K under Item 5.01 hereof.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information, as of March 21, 2007, concerning shares of common stock of the Registrant, the only class of its securities that are issued and outstanding, held by (1) each shareholder known by the Registrant to own beneficially more than five percent of the common stock, (2) each director of the Registrant, (3) each executive officer of the Registrant, and (4) all directors and executive officers of the Registrant as a group:

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percentage of Common Stock
Biao Tan	18,000,000	85%

James Durward	0	—

All directors and executive officers as a group (2 persons)	18,000,000	85%

(1)
Unless otherwise indicated in the footnotes to the table, each shareholder shown on the table has sole voting and investment power with respect to the shares beneficially owned by him or it. Percentages of less than one percent have been omitted from the table.

Change in Control Arrangements

With the completion of the Transaction, there are currently no arrangements that would result in a change in control of the Registrant.

Directors, Executive Officers, Promoters and Control Persons

Biao Tan, Director, President and Chief Financial Officer

Information about Mr. Tan is set forth below in Item 5.02 of this Current Report on Form 8-K under “Appointment of Biao Tan to the Board of Directors.”

James Durward, Director

Mr. Durward has served as President and director of LogSearch since its incorporation in March 2004. Mr. Durward is also the president, since October, 1999 of Unitech Energy Resources Inc., an Alberta corporation and LogSearch’s former parent company. From September 1996 to September 1999, Mr. Durward was President and CEO of International Datashare Corporation ("IDC"), a company previously listed on the Toronto Stock Exchange, which merged into Divestco Inc., a Toronto Stock Exchange company trading under the symbol “DVT”. IDC specialized in the creation of oil and gas databases and data analysis software. In 1992, Mr. Durward was a founder and head of Business Development at Virtual Universe Corporation, a Company specializing in graphical multi-user, real-time network applications. In 1996, Mr. Durward consulted in the structuring of Net:X America Inc., an Oregon corporation developing a stock trading platform, and that company's subsequent quotation on the NASD OTC Bulletin Board. Mr. Durward is also the President and a Director of Emission Differentials Ltd., a company developing an emissions trading business and serves as a Director of Panoshan Marketing Corp., a company involved in marketing technical products. Mr. Durward is also the President of Puroil Technology Inc., a venture capital company involved in the formation and financing of startup companies. Mr. Durward is a high school graduate.

Except as previously set forth, Mr. Durward does not hold any other directorships with reporting companies in the United States. There are no family relationships between Mr. Durward and the directors, executive officers, or persons nominated or chosen by the Registrant to become directors or executive officers. During the last two years, there have been no transactions, or proposed transactions, to which the Registrant was or is to be a party, in which Mr. Durward (or any member of his immediate family) had or is to have a direct or indirect material interest.

Executive Compensation

Since inception, the Registrant has been operated by its Executive Officers and Directors at no compensation and no compensation has been paid or accrued to date. No Executive Officer or Director is expected to be paid in excess of $50,000 within the next twelve (12) months. There are currently no employment contracts with any Officers or Directors of the Registrant. The Registrant has no pension or profit sharing plan. The Registrant may change or increase salaries as profits and cash flow allow; however, there are no present plans to do so.

To date, no compensation has been awarded to, earned by or paid to Mr. Tan, in his capacity as chief financial officer and chairman of the board and President of the Registrant, respectively.

Director Compensation

The directors of the Registrant have not received compensation for their services as directors nor have they been reimbursed for expenses incurred in attending board meetings.

Certain Relationships and Related Transactions

There have not been any transactions, or proposed transactions, during the last two years, to which the Registrant was or is to be a party, in which any director or executive officer of the Registrant, any nominee for election as a director, any security holder owning beneficially more than five percent of the common stock of the Registrant, or any member of the immediate family of the aforementioned persons had or is to have a direct or indirect material interest.

Indemnification of Directors and Officers

The Registrant will indemnify its directors and officers to the fullest extent permitted by the General Corporation Law of the State of Nevada.

Options

There are no options currently outstanding.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Biao Tan to the Board of Directors

Pursuant to the terms and conditions set forth in the Stock Purchase Agreement, immediately following the closing of the Transaction, on March 20, 2007, Biao Tan was appointed to the Board of Directors.

Mr. Tan, born in September 1970, age 36, has been employed as a Human Resource Director by Jing Ying Zhi Mo Industry (Shenzhen) Company Limited from August 2005 until now, where he manage the company's human resource department. He was employed as a Human Resource manager by Jiangmen Dong Mei Electronics Industry Company Limited from 2003 until July 2005, where he also manage the company's human resource department.

Mr. Tan does not hold any other directorships with reporting companies in the United States. There are no family relationships between Mr. Tan and the directors, executive officers, or persons nominated or chosen by the Registrant to become directors or executive officers. During the last two years, there have been no transactions, or proposed transactions, to which the Registrant was or is to be a party, in which Mr. Tan (or any member of his immediate family) had or is to have a direct or indirect material interest.

Departure of James Durward as President

Pursuant to the terms and conditions set forth in the Stock Purchase Agreement, immediately following the closing of the Transaction, on March 21, 2007, James Durward resigned as the President of the Registrant.

Departure of Daryl Cozac as Secretary

Pursuant to the terms and conditions set forth in the Stock Purchase Agreement, immediately following the closing of the Transaction, on March 21, 2007, Daryl Cozac resigned as the Secretary of the Registrant.

Appointment of Biao Tan as Chairman, Chief Executive Officer and Chief Financial Officer

Pursuant to the terms and conditions set forth in the Stock Purchase Agreement, immediately following the closing of the Transaction, on March 21, 2007, the Registrant appointed Biao Tan as its Chief Executive Officer and Chief Financial Officer. There are no employment agreements between the Registrant and Biao Tan.

Biao Tan

Information about Mr. Tan is set forth above under “Appointment of Biao Tan to the Board of Directors.”

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1	Stock Purchase Agreement, dated as of March 21, 2007, by and among LogSearch, Inc. and Biao Tan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2007	LogSearch, Inc.
/s/ Biao Tan
Biao Tan
Chairman of the Board & Chief Executive Officer